Exhibit (3)(a)
    Underwriting Agreement dated December 13, 1997 between
    The Life Insurance Company of Virginia and
Capital Brokerage Corporation




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UNDERWRITING AGREEMENT
______________________

                  AGREEMENT dated December 12, 1997, by and between THE LIFE INSURANCE COMPANY OF VIRGINIA ("Life of Virginia"), a Virginia corporation, on its own behalf and on behalf of Life of Virginia Separate Account I, Life of Virginia Separate Account II, Life of Virginia Separate Account III, and Life of Virginia Separate Account 4 (the "Separate Accounts"), and CAPITAL BROKERAGE CORPORATION (doing business in Indiana, Minnesota, New Mexico, and Texas as GE Capital Brokerage Corporation) ("CBC"), a Washington corporation with its principal office at 6630 West Broad Street, Post Office Box 26266, Richmond, VA 23261.


W I T N E S S E T H:

                  WHEREAS, the Separate Accounts are segregated asset accounts established and maintained by Life of Virginia pursuant to the laws of the Commonwealth of Virginia for certain variable annuities and variable life insurance policies to be issued by Life of Virginia (hereinafter referred to as the "Variable Contracts"), under which income, gains and losses, whether or not realized, from assets allocated to such Separate Accounts, will be, in accordance with the Variable Contracts, credited to or charged against such Separate Accounts without regard to other income, gains or losses of Life of Virginia;

                  WHEREAS, Life of Virginia has registered the Separate Accounts as a unit investment trust-type investment companies under the Investment Company Act of 1940 (the "1940 Act");

                  WHEREAS, CBC has registered as a broker-dealer under the Securities Exchange Act of 1934 (the "1934 Act") and is a member firm of the National Association of Securities Dealers, Inc. (the "NASD"); and

                  WHEREAS, Life of Virginia has registered the Variable Contracts under Securities Act of 1933 (the "1933 Act") and proposes to issue and sell the Variable Contracts to the public through CBC, acting as the principal underwriter of the Variable Contracts;

                  NOW, THEREFORE, in consideration of the mutual agreements made herein, Life of Virginia and CBC hereby agree as follows:

                   1.     Underwriter.
                          -----------

                  (a) Life of Virginia grants to CBC the exclusive right, during the term of this Agreement, subject to the registration requirements of the 1933 Act and the 1940 Act and the provisions of the 1934 Act, to be the principal underwriter of the Variable Contracts. CBC agrees to use its best efforts to distribute the Variable Contracts, and to undertake to provide sales and services relative to the Variable Contracts and otherwise to perform all duties and functions necessary and proper for the distribution of the Variable Contracts. It is the intent of the parties hereto that substantially similar successor variable deferred annuity contracts hereafter issued by Life of Virginia in addition to or in substitution for the Variable Contracts shall be covered by this Agreement so long as this Agreement has not been previously terminated prior to date of introduction thereof.

                  (b) To the extent necessary to offer the Variable Contracts, CBC shall be duly registered or otherwise qualified under the securities laws of any state or other jurisdiction. All registered representatives of CBC soliciting applications for the Variable Contracts shall be duly and appropriately licensed, registered or otherwise qualified for the sale of such Variable Contracts (and the riders offered in connection therewith) under the federal securities laws, the state insurance laws and any applicable state securities laws of each state or other jurisdiction in which such Variable Contracts may lawfully be sold and in which Life of Virginia is licensed to sell the Variable Contracts. CBC shall be responsible for the training, supervision, and control of its own registered representatives for purposes of the Rules of the NASD and federal and state securities law requirements applicable to them in connection with the offer and sale of the Variable Contracts.

                  (c) CBC agrees to offer the Variable Contracts for sale in accordance with the prospectuses therefor then in effect. CBC is not authorized to give any information or to make any representations concerning the Variable Contracts other than those contained in the current prospectuses therefor filed with the Securities and Exchange Commission ("Commission") or in such sales literature as may be authorized by Life of Virginia.

                  (d) Payments made in connection with the Variable Contracts whether premium or otherwise are the exclusive property of Life of Virginia. Such payments received by CBC shall be held in a fiduciary capacity and shall be transmitted immediately to Life of Virginia or its designated servicing agent in accordance with the administrative procedures of Life of Virginia. Life of Virginia will credit all payments made by or on behalf of Policyowners to their respective accounts, and will allocate amounts to the investment subdivisions of the Separate Accounts in accordance with the instructions of Policyowners and the provisions of the Variable Contracts.

                  2.      Sales and Services Agreement.
                          ----------------------------

                  CBC is hereby authorized to enter into separate written sales or services agreements, on such terms and conditions as CBC may determine not inconsistent with this Agreement, with broker-dealers that are registered as such under the Securities Exchange Act and are members of the NASD and that agree to participate in the distribution of the Variable Contracts. All broker-dealers that agree to participate in the distribution of the Variable Contracts shall act as independent contractors and nothing herein contained shall constitute the directors, officers, employees, agents, or registered representatives of such broker-dealers as employees of CBC or Life of Virginia for any purpose whatsoever.

                  3.      Suitability.
                          -----------

                  Life of Virginia and CBC each wish to ensure that the Variable Contracts distributed by CBC will be issued to purchasers for whom the Variable Contracts will be suitable. CBC shall take reasonable steps to ensure that its own registered representatives shall not make recommendations to an applicant to purchase a Variable Contract in the absence of reasonable grounds to believe that the purchase of the Variable Contract is suitable for such applicant under the NASD Conduct Rules regarding Recommendations to Customers. While not limited to the following, a determination of suitability shall be based on information furnished to a registered representative after reasonable inquiry of such applicant concerning the applicant's financial status, tax status and insurance and investment objectives and needs.

                  4.      Prospectuses and Promotional Material.
                          -------------------------------------

                  Life of Virginia shall furnish CBC with copies of all prospectuses, statements of additional information, financial statements and other documents and materials which CBC reasonably requests for use in connection with the distribution of the Variable Contracts. Life of Virginia shall have responsibility for the preparation, filing and printing of all required prospectuses and/or registration statements in connection with the Variable Contracts, and the payment of all related expenses. CBC and Life of Virginia shall cooperate fully in the design, drafting and review of sales promotion materials, and with respect to the preparation of individual sales proposals related to the sale of the Variable Contracts. CBC shall not use or distribute any such materials not provided or approved by Life of Virginia.

                  5.      Records and Reports.
                          -------------------

                  CBC shall have the responsibility for maintaining records relating to its registered representatives that are licensed, registered and otherwise qualified to sell the Variable Contracts and relating to broker-dealers engaged in the distribution of the Variable Contracts, and shall provide


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periodic reports thereof to Life of Virginia as requested.

                  6.      Administrative Services.
                          -----------------------

                  Life of Virginia agrees to maintain all required books of account and related financial records on behalf of CBC. All such books of account and recorded shall be maintained and preserved pursuant to Rule 17a-3 and 17a-4 under the 1934 Act (or the corresponding provisions of any future Federal securities laws or regulations). In addition, Life of Virginia will maintain records of all sales commissions paid to registered representatives of CBC in connection with the sale of the Variable Contracts. All such books and records shall be maintained by Life of Virginia on behalf of and as agent for CBC, whose property they are and shall remain for all purposes, and shall at all times be subject to reasonable periodic, special, or other examination by the Commission and all other regulatory bodies having jurisdiction. Life of Virginia also agrees to send to CBC's customers all required confirmations on customer transactions relating to Variable Contracts. Life of Virginia shall also make commission and such other disbursements as may be requested by CBC, in connection with the operations of CBC, for the account and risk of CBC.

                  7.      Compensation.
                          ------------

                  (a) For the sale of the Variable Contracts, unless otherwise expressly agreed to in writing by the parties, sales commissions shall be paid by Life of Virginia, and CBC authorizes such payment, directly to those registered representatives of CBC who are also agents of Life of Virginia and to those broker-dealers (or their affiliated insurance agencies) who have entered into sales agreements with CBC. Such payment shall be made pursuant to the insurance agent/agency agreement between the agent/agency and Life of Virginia, and CBC shall not pay any sales commissions itself to such persons upon their sale of the Variable Contracts.

                  (b) In recognition of the administrative services to be rendered by CBC in coordinating the distribution activities required by this Agreement, Life of Virginia shall pay to CBC such administrative fees as may be mutually agreed upon in separate writings exchanged from time to time between Life of Virginia and CBC.

                  8.      Investigation and Proceedings.
                          -----------------------------

                  (a) CBC and Life of Virginia agree to cooperate fully in any insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the Variable Contracts distributed under this Agreement. CBC and Life of Virginia further agree to cooperate fully in any securities regulatory inspection, inquiry, investigation or proceeding or any judicial proceeding with respect to Life of Virginia or CBC to the extent that such inspection, inquiry, investigation or proceeding is in connection with the Variable Contracts distributed under this Agreement. Without limiting the foregoing:

(i) CBC will be notified promptly of any customer complaint or notice of any regulatory inspection, inquiry, investigation or proceeding or judicial proceeding received by Life of Virginia with respect to Life of Virginia or CBC or any broker-dealer in connection with any Variable Contracts distributed under this Agreement or any activity in connection with any Variable Contracts.

(ii) CBC will promptly notify Life of Virginia of any customer complaint or notice of any regulatory inspection, inquiry, investigation or proceeding received by CBC with respect to Life of Virginia or CBC or any broker-dealer in connection with any Variable Contracts distributed under this Agreement or any activity in connection with any such Variable Contracts.

                  (b) In the case of any such customer complaint, CBC and Life of Virginia will cooperate in investigating such complaint and arrive at a mutually satisfactory response.

                  9.      Termination.
                          -----------


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                  This Agreement shall be effective upon its execution and shall remain in force for a term of one (1) year from the date hereof, and shall automatically renew from year to year thereafter, unless either party notifies the other in writing six (6) months prior to the expiration of an annual period. This Agreement may not be assigned and shall automatically terminate if it is assigned. Upon termination of this Agreement all authorizations, rights and obligations shall cease except (i) the obligation to settle accounts hereunder, including commissions due or to become due and payable on Variable Contracts in effect at the time of termination or issued pursuant to applications received by Life of Virginia prior to termination, and (ii) the obligations contained in Paragraph 8 hereof.

                  10.     Exclusivity.
                          -----------

                  The services of CBC hereunder are not to be deemed exclusive and CBC shall be free to render similar services to others so long as its services hereunder are not impaired or interfered with thereby.

                  11.     Regulation.
                          ----------

                  This Agreement shall be subject to the provisions of the 1940 Act and the 1934 Act and the rules, regulation, and rulings thereunder and of the NASD, from time to time in effect, including such exemptions from 1940 Act as the Securities and Exchange Commission may grant. CBC shall submit to all regulatory and administrative bodies having jurisdiction over the operations of CBC, Life of Virginia or the Separate Accounts, any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws or regulations. Without limiting the generality of the foregoing, CBC shall furnish the Virginia State Corporation Commission or the Bureau of Insurance thereof with any information or reports which the Commission or the Bureau of Insurance may request in order to ascertain whether the variable annuity operations of Life of Virginia are being conducted in an manner consistent with the Commission's variable annuity contract regulations and any other applicable law or regulations.

                  12.     Indemnities.
                          -----------

                  (a) Life of Virginia agrees to indemnify and hold harmless CBC and each person who controls or is associated with CBC within the meaning of the 1933 Act or the 1934 Act against any losses, claims, damages or liabilities, joint or several, to which CBC or such controlling or associated person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact, required to be stated therein or necessary to make the statements therein not misleading, contained:

(i) in the 1933 Act Registration Statements covering the Variable Contracts or in any related Prospectuses included thereunder, or

(ii) in any written information or sales material authorized for, and supplied or furnished by Life of Virginia to CBC and its sales representatives.

Life of Virginia will reimburse CBC and each such controlling person, for any legal or other expenses reasonably incurred by CBC or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action covered by this Paragraph 12(a); provided that Life of Virginia will not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or omission or alleged untrue statement or omission made in reliance upon information (including, without limitation, negative responses to inquiries) furnished to Life of Virginia by or on behalf of CBC or its affiliates specifically for use in the preparation of the said Registration Statements or any related Prospectuses included therein or any amendment thereto or supplement thereto. This indemnity agreement will be in addition to any liability which Life of Virginia may otherwise have, the premises considered.

                  (b) CBC agrees to indemnify and hold harmless Life of Virginia and each of its directors (including any person named in the 1933 Act Registration Statements covering the Variable Contracts, with his/her consent, as nominee for directorship), each of its officers who signed a Registration Statement and each person, if any, who controls Life of Virginia within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities to which Life of Virginia and any such director or officer or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, contained in the Registration Statements or in any related Prospectuses included therein, to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission was made in reliance upon information (including, without limitation, negative responses to inquiries) furnished to Life of Virginia by or on behalf of CBC or its affiliates as the case may be, specifically for use in the preparation of the Registration Statements or related Prospectuses included therein or any amendment thereto or supplement thereto; or

(ii) any unauthorized use of sales materials or any verbal or written misrepresentations or any unlawful sales practices concerning the Variable Contracts by CBC.

CBC will reimburse Life of Virginia and any director or officer or controlling person Life of Virginia for any legal or other expenses reasonably incurred by Life of Virginia or such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action covered by this Paragraph 12(b). This indemnity agreement will be in addition to any liability which CBC may otherwise have, the premises considered.

                  (c) After receipt by a party entitled to indemnification ("indemnified party") under this Section 12 of notice of the commencement of any action, if a claim in respect thereof is to be made against any person obligated to provide indemnification under this Section 12 ("indemnifying party"), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, and the omission so to notify the indemnifying party will not relieve it from any liability under this
Section 12, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnified party shall be entitled, to the extent it may wish, jointly with any other indemnified party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses incurred by such indemnified party in defending itself or himself, except for such expenses incurred after the indemnifying party deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

                  The  indemnity  agreements  contained in this Section 12 shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of CBC or any controlling person thereof or by or on behalf of Life of Virginia, (ii) delivery of any Variable Contracts and payments therefor, or (iii) any termination of this Agreement. A successor by law of CBC or of any the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 12.

                  13.     Severability.
                          ------------

                  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise the remainder of this Agreement shall not be affected thereby.

                  14.     Applicable Law.
                          --------------

                  This Agreement shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Virginia.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


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                                      THE LIFE INSURANCE COMPANY  OF VIRGINIA


Attest:                               By: _____________________________________


_______________________________       Title: __________________________________
Secretary

                                      Date: ___________________________________


                                      CAPITAL BROKERAGE CORPORATION


Attest:                               By: _____________________________________


_______________________________       Title: __________________________________
Secretary

                                      Date: ___________________________________